February 28, 2018 2nd Quarter Fiscal 2018 Results Conference Call Exhibit 99.2

2 Forward Looking Statements, Non-GAAP Financial Measures and Other Information This presentation contains “forward-looking statements”. Other than statements of historical facts, all statements contained in this presentation, including statements regarding the Company’s future financial position, future revenue, prospects, plans and objectives of management, are forward-looking statements. Words such as “outlook,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “could,” “project,” and similar expressions, as well as statements in future tense, identify forward-looking statements. You should not consider forward-looking statements as a guarantee of future performance or results. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief at that time with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors, assumptions, uncertainties, and risks that could cause such differences are discussed in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on September 1, 2017 and other filings with the SEC. The forward-looking statements in this presentation are expressly qualified in their entirety by this cautionary statement. The Company undertakes no obligation to update these forward-looking statements to reflect new information, or events or circumstances arising after such date. This presentation includes certain “Non-GAAP” financial measures as defined by Regulation G of the SEC. As required by the SEC, we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slides included as slides 13 through 21 of this presentation. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, our reported GAAP results. In September 2017, our Board of Directors approved a change in the Company’s fiscal year end from the last Saturday in July to the last Saturday in January. The change in fiscal year end better aligns our fiscal year with the planning cycles of our customers. Year-over-year quarterly financial data continues to be comparative to prior periods as the months that comprise each fiscal quarter in the new fiscal year are the same as those in our historical financial statements.

3 Participants Steven E. Nielsen President & Chief Executive Officer H. Andrew DeFerrari Chief Financial Officer Richard B. Vilsoet General Counsel Agenda Introduction and Q2-18 Overview Industry Update Financial & Operational Highlights Outlook Conclusion Q&A Participants and Agenda 3

4  Strengthening market opportunities despite near-term revenue declines  Contract revenues of $655.1 million in Q2-18, included $19.6 million of revenue from storm restoration services. Excluding revenue from storm restoration services and from an acquired business, revenues declined 10.6% organically.  Operating performance impacted by widespread adverse weather and costs incurred in conjunction with the initiation of large customer programs  Q2-18 Non-GAAP Adjusted EBITDA of $59.6 million, or 9.1% of revenue, compared to $86.2 million in Q2-17, or 12.3% of revenue  Non-GAAP Adjusted Diluted EPS of $0.12 per share in Q2-18 compared to $0.82 per share in Q2-17. Non-GAAP Adjusted Net Income in Q2-18 excludes income tax benefits from tax reform, income tax benefits from vesting and exercise of share based awards, and non-cash amortization of debt discount.  Strong operating cash flows and liquidity  Operating cash flows of $103.7 million in Q2-18  Liquidity of $485.4 million at the end of Q2-18 consisting of cash of $84.0 million and $401.4 million of availability under our credit facility. No outstanding revolver borrowings at the end of Q2-18. Q2-18 Overview and Highlights See “Regulation G Disclosure” slides 13-21 for a reconciliation of GAAP to Non-GAAP financial measures.

5  Industry increasing network bandwidth dramatically  Major industry participants deploying significant 1 gigabit wireline networks  Emerging wireless technologies, in and of themselves, are driving significant wireline deployments o A complementary wireline investment cycle is underway to facilitate applications enabled by fully converged wireless/wireline networks  Industry developments are producing opportunities which in aggregate are robust. Converged wireless/wireline network deployments only further broaden our set of opportunities.  Delivering valuable service to customers  Currently providing services for 1 gigabit full deployments across the country in dozens of metropolitan areas to a number of customers  Have secured and are actively working on a number of converged wireless/wireline multi-use networks  Customers are revealing with more specificity multi-year initiatives that are being implemented and managed locally  Our ability to provide integrated planning, engineering and design, procurement and construction and maintenance services provides value to several industry participants  Dycom’s scale, market position and financial strength position it well as opportunities continue to expand Industry Update

6 Revenue Highlights  Q2-18 organic decline of 10.6%  Top 5 customers decreased 8.5% organically, impacted by the expected moderation spending by a large customer in Q2-18  All other customers decreased 16.6% organically See “Regulation G Disclosure” slides 13-21 for a reconciliation of GAAP to Non-GAAP financial measures. Dycom’s ability to gain share and expand geographic reach meaningfully increases the long-term value of our maintenance business *Organic % growth adjusted for additional week in Q4-16  Top 5 customers in each period represented 76.5% of revenues in Q2-18 and Q2-17  Strong organic growth with Comcast at 9.0% and Verizon at 40.7% * Organic % adjusted for revenues from acquired businesses and storm restoration services, when applicable. *

7 Backlog and Awards Notes: Our backlog estimates represent amounts under master service agreements and other contractual agreements for services projected to be performed over the terms of contracts. These estimates are generally based on contract terms and assessments regarding the timing of the services to be provided. In the case of master service agreements, backlog is calculated based on the work performed in the preceding twelve month period, when available. For newly initiated master service agreements and other long and short term contracts, when estimating backlog we also consider the anticipated scope of the contract and information received from the customer in the procurement process. The significant majority of our backlog estimates comprise services under master service agreements and other long term contracts. Backlog is not a measure defined by United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining backlog may not be comparable to the methodologies used by others. Selected Current Awards and Extensions Financial charts - $ in millions Customers Description Area Approximate Term (in years) Charter Fulfillment Services Wisconsin, Michigan, Ohio, New York 1-2 Comcast Construction & Maintenance Services Massachusetts, Connecticut 1 Fulfillment Services New Jersey, Pennsylvania 1 CenturyLink Construction & Maintenance Services South Dakota, Nebraska, Minnesota, Wisconsin 1 Various Locating Services California, New Jersey 1-3 Various Rural and Municipal Broadband South Dakota, Minnesota, South Carolina 1-2

8 As a % of Contract Revenues 12.3% 9.1%  Revenues of $655.1 million in Q2-18 declined organically 10.6% from Q2-17  Moderation in Q2-18 from a large customer and declines from certain other customers  Solid growth by two Top 5 customers  During Q2-18, storm restoration services contributed $19.6 million of revenue and the business acquired in fiscal 2017 contributed $8.4 million of revenue  Non-GAAP Adjusted EBITDA at 9.1% in Q2-18, down from 12.3% in Q2-17. Adjusted EBITDA % impacted by widespread adverse weather and costs incurred in conjunction with the initiation of large customer programs  Non-GAAP Adjusted Diluted EPS of $0.12 in Q2-18 compared to $0.82 in Q2-17  Non-GAAP Adjusted Net Income in Q2-18 excludes income tax benefits from tax reform, income tax benefits from vesting and exercise of share based awards, and non-cash amortization of debt discount Financial Highlights See “Regulation G Disclosure” slides 13-21 for a reconciliation of GAAP to Non-GAAP financial measures Financial charts - $ in millions, except earnings per share amounts $86.2 $59.6 Q2-17 Q2-18 Non-GAAP Adjusted EBITDA $701.1 $655.1 Q2-17 Q2-18 Contract Revenues $0.82 $0.12 Q2-17 Q2-18 Non-GAAP Adjusted Diluted EPS

9 Strong balance sheet and liquidity Liquidity Overview (a) Availability on Revolver presented net of $48.7 million and $48.6 million L/C’s under the Senior Credit Facility at Q1-18 and Q2-18, respectively Financial tables - $ in millions Robust operating cash flows  Balance sheet reflects the strength of our business  Liquidity of $485.4 million at the end of Q2-18 consisting of availability under our Credit Facility and cash on hand  Strong Q2-18 operating cash flows of $103.7 million  DSO of 95 days, increased sequentially reflecting seasonal impacts and timing of collections  Capital expenditures, net of disposals at $28.8 million in Q2-18 and $188.7 for the trailing 4 quarters ended January 27, 2018*  For Fiscal 2019 ending January 26, 2019, capital expenditures, net of disposals expected to range from $190 - $200 million * Cap-ex, net of disposals for the trailing 4 quarters ended January 27, 2018 calculated as the aggregate of $52.6 million in Q3-17, $60.1 million in Q4-17, $47.2 million in Q1-18 and $28.8 million in Q2-18.

Annual Outlook for Fiscal Year Ending January 26, 2019 (Fiscal 2019)

DYCOM

Financial table- $ in millions, except earnings per share amounts (% as a percent of contract revenues, except as noted for Effective Income Tax Rate)

Fiscal 2019 Outlook

	Trailing 4 Quarters Ended Jan. 27, 2018	*Outlook Fiscal 2019*
Contract Revenues	$ 2,978	**$ 3,300 - $ 3,500**
Diluted Earnings per Common Share – GAAP	$ 4.74	**$ 4.78 - $ 5.70**
Non-GAAP Adjusted Diluted Earnings per Common Share	$ 3.88	**$ 5.22 - $ 6.14**
Non-GAAP Adjusted EBITDA %	12.9%	**13.6% -14.1%**

Other Expectations

	Trailing 4 Quarters Ended Jan. 27, 2018	*Outlook Fiscal 2019*
Depreciation	$ 138.1	$ 160 - $ 164
Amortization	$ 24.6	$ 22
Share-based compensation *(Amount is included in General & Administrative Expense)*	$ 23.1	$ 26 – $ 27
Non-GAAP Adjusted Interest Expense *(Excludes non-cash amortization of debt discount of $18.1 million for Trailing 4 Quarters Ended Jan. 27, 2018 and $19.1 million for FY-19)*	$ 20.6	$ 22 - $ 23
Other Income, net *(Includes gain on sales of fixed assets of $18.9 million for Trailing 4 Quarters Ended Jan. 27, 2018 and expectation of $10 - $12 million in FY-19)*	$ 17.1	$ 6 - $ 8
Non-GAAP Adjusted Effective Income Tax Rate *(as a % of Adjusted Non-GAAP Income before Taxes)*	37.0%	27.0 % - 27.5 %
Adjusted Diluted Shares – Non-GAAP	31.8 million	31.9 million

- Revenue outlook for Fiscal 2019 reflects our expectations of the following:
  - Accelerating fiber deployments for emerging wireless technologies
  - Increasing wireless services
  - Solid demand from several large customers reflecting 1 gigabit deployments and fiber deep cable capacity projects

- Seasonality:
  - Revenue expected to decline in the April quarter and then increase in the July, October, and January quarters compared to the same periods in the prior year
  - Revenue and margins for fiscal 2019 are expected to be impacted by seasonal adverse weather, which is more likely to occur during the winter season including the fiscal quarters ending in April and January. In addition, a disproportionate percentage of paid holidays fall within the fiscal quarter ending in January, which decreases the number of available workdays in that quarter.

See "Regulation G Disclosure" slides 13-21 for a reconciliation of GAAP to Non-GAAP financial measures.

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Looking Ahead to the Quarter Ended April 28, 2018 (Q1-2019)

DYCOM

Financial table- $ in millions, except earnings per share amounts (% as a percent of contract revenues, except as noted for Effective Income Tax Rate)

Q1-19 Outlook

	Quarter Ended April 29, 2017	*Outlook - Quarter Ended April 28, 2018 (Q1-2019)*
Contract Revenues	$ 786.3	**$ 720 - $ 750**
Diluted Earnings per Common Share – GAAP	$ 1.22	**$ 0.52 - $ 0.67**
Non-GAAP Adjusted Diluted Earnings per Common Share	$ 1.30	**$ 0.63 - $ 0.78**
Non-GAAP Adjusted EBITDA %	13.8%	**10.7% -11.1%**

Other Expectations

	Quarter Ended April 29, 2017	*Outlook - Quarter Ended April 28, 2018 (Q1-2019)*
Depreciation	$ 31.2	$ 37.9 - $ 38.7
Amortization	$ 6.2	$ 5.5
Share-based compensation *(Amount is included in General & Administrative Expense)*	$ 4.9	$ 5.3
Non-GAAP Adjusted Interest Expense *(Excludes non-cash amortization of debt discount of $4.4 million for the Quarter Ended April 29, 2017 and expectations of $4.7 million in Q1-19)*	$ 5.0	$ 5.4
Other Income, net *(Includes Gain on sales of fixed assets of $5.0 million for the Quarter Ended April 29, 2017 and expectation of $4.8 - $5.4 million in Q1-19)*	$ 4.8	$ 4.1 - $ 4.7
Non-GAAP Adjusted Effective Income Tax Rate (as a % of Adjusted Non-GAAP Income before Taxes)	37.0%	27.0 % - 27.5 %
Adjusted Diluted Shares – Non-GAAP	31.9 million	31.8 million

- Revenue outlook for Q1-2019 reflects our expectations of the following:
  - Accelerating fiber deployments for emerging wireless technologies
  - Wireless services begin to ramp
  - Solid demand from several large customers reflecting 1 gigabit deployments and fiber deep cable capacity projects
- Margin outlook for Q1-2019 reflects anticipated timing of activity on large customer programs and the related impacts on margins as well as near-term weather impacts

See "Regulation G Disclosure" slides 13-21 for a reconciliation of GAAP to Non-GAAP financial measures.

11

12 Conclusion Firm and strengthening end market opportunities  Fiber deployments in contemplation of emerging wireless technologies have begun in many regions of the country. A significant number of new project initiations will continue to occur in the near term.  Wireless construction activity in support of expanded coverage and capacity is poised to accelerate.  Telephone companies deploying FTTH to enable video offerings and 1 gigabit connections. This activity is expected to reaccelerate in the near term.  Cable operators continuing to deploy fiber to small and medium businesses and enterprises with increasing urgency. Fiber deep deployments to expand capacity, new build opportunities and overall cable capital expenditures are increasing.  Customers are consolidating supply chains creating opportunities for market share growth and increasing the long-term value of our maintenance business. We are increasingly providing integrated planning, engineering and design, procurement and construction and maintenance services for our customers. Encouraged that industry participants are committed to multi-year capital spending initiatives; these initiatives are increasing in numbers across multiple customers

13 Explanation of Non-GAAP Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used in this presentation as follows: • Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue growth (decline) is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year period. Management believes organic growth (decline) is a helpful measure for comparing the Company’s revenue performance with prior periods. • Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates. • Non-GAAP Adjusted Net Income - GAAP net income before non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, certain tax impacts of tax reform, and certain non-recurring items. • Non-GAAP Adjusted Diluted Earnings per Common Share and Non-GAAP Adjusted Diluted Shares - Non-GAAP Adjusted Net Income divided by Non-GAAP Adjusted Diluted Shares outstanding. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43. The measure of Non-GAAP Adjusted Diluted shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share excludes dilution from the Notes. Management believes that the calculation of Non-GAAP Adjusted Diluted shares to reflect the note hedge will be useful to investors because it provides insight into the offsetting economic effect of the hedge against potential conversion of the Notes. Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share: • Non-cash amortization of the debt discount - The Company’s Notes were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest payments. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results. • Tax impact from Tax Reform - During the quarter ended January 27, 2018, the Company recognized an income tax benefit of approximately $32.2 million resulting from tax reform, primarily due to a reduction of net deferred tax liabilities. The Company has excluded this impact because it is a significant change in the U.S. federal corporate tax rate and because the Company believes it is not indicative of the Company’s underlying results or ongoing operations. • Tax impact of excess tax benefits as a result of ASU 2016-09 - ASU 2016-09, Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”) became effective for the Company July 30, 2017, the first day of the 2018 transition period, and changed the treatment of windfalls (or shortfalls) arising from the vesting and exercise of share-based awards. Prior to ASU 2016-09, these amounts were recorded as an adjustment to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the Company’s provision for income taxes. The Company excluded the impact of approximately $6.9 million of excess tax benefits during the quarter ended January 27, 2018 from its provision for income taxes in its Non-GAAP measures as this amount may vary significantly from period to period and excluding this amount from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results. • Tax impact of adjusted results - The tax impact of adjusted results reflects the Company’s effective tax rate used for financial planning for the applicable period. Appendix: Regulation G Disclosure

14 Appendix: Regulation G Disclosure (a) Q4-16 contained 14 weeks as a result of our 52/53 week fiscal year as compared to 13 weeks in all other quarterly periods presented herein. The Q4-16 Non-GAAP adjustment is calculated independently for each comparative period as (i) contract revenues less, (ii) contract revenues from acquired businesses in each applicable period, (iii) divided by 14 weeks. Use of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 13. Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Non-GAAP Organic Contract Revenue Unaudited ($ in millions)

15 Note: Amounts above may not add due to rounding. Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Non-GAAP Organic Contract Revenue – certain customers Unaudited ($ in millions) Use of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 13. Appendix: Regulation G Disclosure

16 Notes: Amounts above may not add due to rounding. Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Non-GAAP Adjusted EBITDA Unaudited ($ in 000's) Use of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 13. Appendix: Regulation G Disclosure

17 Note: Amounts above may not add due to rounding. Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings Per Share Unaudited ($ in 000's, except per share amounts) Use of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 13. Appendix: Regulation G Disclosure a) Non-GAAP Adjusted Interest Expense excludes the non-cash amortization of the debt discount associated with the Company's 0.75% convertible senior notes due September 2021 (the "Notes"). b) Adjusted Non-GAAP provision for income taxes excludes: (i) an income tax benefit of $32.2 million resulting from tax reform, primarily due to the re-measurement of the Company's net deferred tax liabilities at a lower U.S. federal corporate income tax rate; (ii) income tax benefit of $6.9 million from the vesting and exercise of share-based awards in accordance with ASU 2016-09, Improvements to Employee Share-Based Payment Accounting ("ASU 2016-09"); and (iii) the tax related impact of the debt discount associated with the Notes (see footnote (a) above). c) Diluted shares used in computing expected GAAP Diluted Earnings per Common Share includes approximately 0.4 million common shares from the dilutive effect of the Notes based on the average share price during the quarter ended January 27, 2018. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43 per share. Non-GAAP Adjusted Diluted Shares excludes the GAAP dilutive effect of the Notes based on the expected effect of the note hedge. See the Company's Form 8-K previously filed with the Securities and Exchange Commission on September 28, 2015 for further information regarding the Notes and note hedge.

18 Notes: Amounts above may not add due to rounding. Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Non-GAAP Adjusted EBITDA Unaudited ($ in 000's) Use of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 13. Appendix: Regulation G Disclosure

19 Note: Amounts above may not add due to rounding. Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings Per Share Unaudited ($ in 000's, except per share amounts) Use of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 13. Appendix: Regulation G Disclosure a) Amounts include amortization of $6.2 million in Q3-17, $6.3 million in Q4-17, $6.3 million in Q1-18 and $5.8 million in Q2-18, altogether $24.6 million for the 4 Quarters Ended January 27, 2018. b) Non-GAAP Adjusted Interest Expense excludes the non-cash amortization of the debt discount associated with the Notes. c) For both the Trailing 4 Quarters Ended January 27, 2018 and the quarter ended January 27, 2018, Adjusted Non-GAAP provision for income taxes excludes: (i) an income tax benefit of $32.2 million resulting from tax reform , primarily due to the re-measurement of the Company's net deferred tax liabilities at a lower U.S. federal corporate income tax rate; (ii) income tax benefit of $6.9 million from the vesting and exercise of share-based awards in accordance with ASU 2016-09, Improvements to Employee Share-Based Payment Accounting ("ASU 2016-09"); and (iii) the tax related impact of the debt discount associated with the Notes (see footnote (b) above). d) Shares used in computing Diluted earnings per share for the Trailing 4 Quarters Ended January 27, 2018 is equal to the average diluted shares outstanding in the four trailing quarters. For the quarter ended January 27, 2018, diluted shares used in computing expected GAAP Diluted Earnings per Common Share includes approximately 0.4 million common shares from the dilutive effect of the Notes based on the average share price during the quarter ended January 27, 2018. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43 per share. Non-GAAP Adjusted Diluted Shares excludes the GAAP dilutive effect of the Notes based on the expected effect of the note hedge. See the Company's Form 8-K previously filed with the Securities and Exchange Commission on September 28, 2015 for further information regarding the Notes and note hedge.

20 Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Outlook – Non-GAAP Diluted Earnings per Common Share for Fiscal 2019 and Quarter Ending April 28, 2018 (Q1-19) Unaudited Use of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 13. Fiscal 2019 Quarter Ending April 28, 2018 (Q1-19) Diluted earnings per common share – GAAP (a) $4.78 - $5.70 $0.52 - $0.67 Adjustment for addback of after-tax non-cash amortization of debt discount on Notes (b) $ 0.44 $ 0.11 Non-GAAP Adjusted Diluted Earnings per Common Share $5.22 - $6.14 $0.63 - $0.78 Diluted shares (in millions) (c) 31.9 31.8 Appendix: Regulation G Disclosure Note: Amounts above may not add due to rounding. (a) Based on a preliminary analysis of the impact of tax reform, the Company currently expects that the fiscal 2019 effective tax rate will be within a range of 27.0% to 27.5% before the tax effects of the settlement of share-based awards. (b) The Company expects to recognize approximately $19.1 million and $4.7 million in pre-tax interest expense during fiscal 2019 and the quarter ending April 28, 2018, respectively, for non-cash amortization of the debt discount associated with the Notes. (c) Actual GAAP diluted shares will include any applicable dilutive effect of the Notes based on the average share price during the respective period. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly price of $130.43 per share. Accordingly, for Non-GAAP Adjusted Diluted Earnings per Common Share calculations, the Company expects to present results per share that exclude the dilutive effect of the Notes, if applicable, based on the expected effect of the note hedge.

21 Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Reconciliation of Net Income to Non-GAAP Adjusted EBITDA based on the Midpoint of Earnings per Common Share ("EPS") Guidance for Fiscal 2019 and Quarter Ending April 28, 2018 (Q1-19) (Dollars in millions) Unaudited Use of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 13. Appendix: Regulation G Disclosure Note: Amounts above may not add due to rounding. Fiscal 2019 Quarter Ending April 28, 2018 (Q1-19) Net income $ 167 $ 19.0 Interest expense, net 41 10.1 Provision for income taxes 63 7.1 Depreciation and amortization 184 43.8 Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA") 455 80.0 in on sal f fixed assets (11) (5.1) Stock-based compensation expense 26 5.3 Non-GAAP Adjusted EBITDA $ 470 $ 80.3 Contract Revenues (at midpoint of guidance) $ 3,400 $ 735 Non-GAAP Adjusted EBITDA % of Contract Revenues (at midpoint of guidance) 13.8% 10.9% (at midpoint of EPS guidance)

February 28, 2018 2nd Quarter Fiscal 2018 Results Conference Call